Exhibit 10.9

Execution Version

THIS INSTRUMENT IS SUBORDINATED TO ALL INDEBTEDNESS NOW OR HEREAFTER OWING BY THE MAKER TO CITY NATIONAL BANK OF FLORIDA, AS PROVIDED IN THOSE CERTAIN SUBORDINATION OF DEBT AGREEMENTS DATED ON OR ABOUT THE CLOSING DATE.

SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

THIS SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 8, 2020, by and among Venus Concept Inc., a Delaware corporation with principal executive offices located at 235 Yorkland Blvd, Suite 900, Toronto, Ontario M2J 4Y8 (the “Company”), the Guarantors (as defined below) and each investor identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), and Madryn Health Partners, LP, as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

A. The Company, the Guarantors and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Company and the Guarantors have previously entered into that certain Credit Agreement dated as of October 11, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”), by and among Venus Concept USA Inc. (“Venus USA”) and Venus Concept Canada Corp. (“Venus Canada”), as borrowers, the Company and Venus Concept Ltd., as guarantors, the other guarantors from time to time party thereto, the lenders from time to time party thereto (the “Madryn Lenders”), and Madryn Health Partners, LP, as administrative agent (the “Administrative Agent”).

C. Concurrently with the Closing, the Company and Venus USA shall enter into that certain Loan and Security Agreement by and among Venus USA, as borrower, the Company, as a guarantor and City National Bank of Florida, pursuant to which Venus USA shall obtain a term loan in the amount of $50,000,000 (the “CNB Loan Proceeds”).

D. From the CNB Loan Proceeds, Venus USA shall repay $42,500,000 of the Madryn Debt, and the Administrative Agent and the Madryn Lenders have agreed that any applicable prepayment premium or fee required under the Credit Agreement in connection with such repayment shall be waived (the “Cash Repayment”).

E. After giving effect to the Cash Repayment, in exchange for the satisfaction and termination of all remaining Madryn Debt and the payment of $1,600,000 as a closing fee (the “Closing Fee”), each Investor, severally and not jointly, wishes to accept, and the Company wishes to issue to each Investor, upon the terms and conditions stated in this Agreement, one or more secured convertible notes of the Company in substantially the form attached hereto as Exhibit A (collectively, the “Notes” and each, individually, a “Note”) in the aggregate principal amount set forth across from such Investor’s name under the heading “Principal Amount of Note” on the Schedule of Investors, which Notes shall be convertible on the terms stated therein into shares of the common stock, $0.0001 par value, of the Company (the “Common Stock,” and the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Note Shares”). The Notes, the Note Shares and the Guarantees are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Guarantors and the Investors, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Act” has the meaning set forth in Section 9.17.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Allowable Grace Period” has the meaning set forth in Section 5.1(c)(xiv).

“Assignment Conditions” means collectively, (a) all interests (except as limited by this definition) of the Investors and all Notes must be assigned to one Person and, to the extent so requested, to such Person’s Affiliates except as otherwise consented to in writing by the Company, (b) the Company has provided prior written consent to assignment of the Notes (which consent may be withheld in the Company’s sole discretion), (c) the assignment of the Notes must be in accordance with an exemption from the registration requirements of the Securities Act and any applicable state securities laws and the Investors shall deliver to the Company a certification to such effect and shall execute and deliver all documents and agreements reasonably requested by the Company in connection therewith, including an opinion of counsel to the Investor if requested by the Transfer Agent, (d) immediately upon an assignment of the Notes, the Security Documents (other than the Guaranty and Security Agreement), the security interests granted therein and any liens against the Company, the Guarantors and the Collateral shall be terminated, released and discharged and the Investors will execute and deliver to the Company all documents and agreements requested by the Company in connection therewith and (e) any and all costs incurred by the Company or the Guarantors in connection with the assignment of the Notes shall be at the sole cost and expense of the Investors; provided, that, notwithstanding anything to the contrary set forth herein, if an Event of Default under Section 4.1(b) or (d) of the Notes has occurred and is continuing, the Company shall not have any consent right under (b) above with respect to any assignment, transfer, sale of the Note or this Agreement by any Investor.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York or Ontario, Canada are authorized or required by law or other governmental action to close.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Claims” has the meaning set forth in Section 7.1(a).

“Closing” means the closing of the issuance of the Notes pursuant to Section 2.1.

“Closing Date” means the date on which the MSPLP Facility (as defined in the Notes) shall have closed and loans thereunder shall have funded.

“CNB Escrow Agreement” means that certain Escrow Agreement dated as of the date Closing Date, by and among Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, and City National Bank of Florida.

“Collateral” means all property (whether real or personal and whether tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including Collateral as defined in the Guaranty and Security Agreement.

“Collateral Agent” has the meaning set forth in the Preamble.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Credit Agreement” has the meaning set forth in the Recitals.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements entered into thereunder.

“Fee Letter” means that certain Fee Letter dated as of the Closing Date by and among the Company, Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP.

“Filing Deadline” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 5.1(a), the 60th calendar day after the Closing Date and (b) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

“FINRA” has the meaning set forth in Section 3.2(c).

“Foreign Investor” has the meaning set forth in Section 4.6(c).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States, Canada, Israel or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grace Period” has the meaning set forth in Section 5.1(c)(xiv).

“Guarantees” means the guaranty provided by each Guarantor pursuant to the Guaranty and Security Agreement.

“Guarantors” means, collectively, Venus USA, Venus Canada and Venus Concept Ltd.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, by and among the Company, the Guarantors from time to time party thereto, and each holder of Notes.

“HMT” has the meaning set forth in the definition of “Sanctions”.

“Indemnified Damages” has the meaning set forth in Section 7.1(a).

“Indemnified Party” has the meaning set forth in Section 7.1(b).

“Indemnified Person” has the meaning set forth in Section 7.1(a).

“Information” means all information received from an Obligor or any Subsidiary of an Obligor relating to the Obligors or any Subsidiary of an Obligor or any of their respective businesses, other than any such information that is available to the Investors on a nonconfidential basis prior to disclosure by such Obligor or any Subsidiary of such Obligor. Any Person required to maintain the confidentiality of Information as provided in Section 9.3 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

“Investor” has the meaning set forth in the Preamble.

“Israeli Guarantor” means each of (a) Venus Concept Ltd. and (b) each Person that joins as a Guarantor from time to time pursuant to the Guaranty and Security Agreement (or pursuant to such other agreement as the Investors may agree) that is organized under the laws of, or is registered or maintains a place of business (including an office for the transfer or registration of shares) in, Israel, together with their respective successors and permitted assigns, in each case, organized under the laws of, or registered or maintaining a place of business (including an office for the transfer or registration of shares) in, Israel.

“Israeli Investment Services Law” means the Israeli Regularization of Investment Advice, Investment Marketing and Investment Portfolio Management Law 5755-1995.

“Israeli Penal Law” means the Israeli Penal Law, 5737-1977.

“Israeli PMLL” means the Israeli Prohibition on Money-Laundering Law, 5760-2000.

“Israeli Joint Investments in Trust Law” means the Israeli Joint Investments in Trust Law, 5754-1994.

“Israeli Trading with the Enemy Ordinance” means the Israeli Trading with the Enemy Ordinance, 1939.

“Israeli VAT Law” means the Israeli Value Added Tax Law, 5735-1975.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Madryn Debt” means the aggregate outstanding obligations under the Credit Agreement as of the Closing Date.

“Material Adverse Effect” means a material adverse effect on (a) the legality, validity or enforceability of this Agreement of any of the Transaction Documents, (b) on the business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its subsidiaries, taken as a whole, or (c) on the Obligors’ (taken as whole) ability to perform their obligations hereunder or under any of the Transaction Documents in any material respect on a timely basis.

“Material Contract” means any contract of the Company or any Subsidiary that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

“Maximum Rate” has the meaning set forth in Section 9.18.

“Note Shares” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“Obligors” means, collectively, the Company and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“PPSA” means the Personal Property Security Act (Ontario); provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral granted pursuant to the Transaction Documents is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Press Release” has the meaning set forth in Section 4.3.

“Recipient” means the Collateral Agent, any Investor, and any other recipient of any payment by or on account of any obligation of any Obligor under any Transaction Document.

“Registrable Securities” means (a) the Note Shares, and (b) any shares of capital stock issued or issuable with respect to the Note Shares and the Notes, including, without limitation, (i) as a result of any stock split, dividend, distribution, recapitalization or similar transaction and (ii) shares of capital stock of a Successor Entity (as defined in the Notes) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities, including, in each case, the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Registration Amount” means 100% of the maximum number of Note Shares issuable upon conversion of the Notes (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes).

“Responsible Officer” means the chief executive officer, president, general counsel, associate general counsel, senior vice president of finance or chief financial officer, in each case, of an Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the Canadian government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the State of Israel or its government or other relevant sanctions authority.

“Schedule of Investors” means the list of Investors attached hereto as Annex A.

“SEC” has the meaning set forth in the Recitals.

“SEC Reports” has the meaning set forth in Section 3.1(s).

“Securities Act” has the meaning set forth in the Recitals.

“Security Documents” means, collectively, the Guaranty and Security Agreement and any other security agreement, collateral access agreement, landlord waiver, account control agreement or other agreement or instrument pursuant to or in connection with which the Company or any of the Guarantors grants or perfects a security interest to the Collateral Agent for the benefit of the Investors.

“Subordination Agreements” means, collectively, (a) those certain Subordination of Debt Agreements dated on or about the Closing Date by and among one or more of the Obligors, Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, and City National Bank of Florida and (b) each other subordination agreement, if any, entered into in connection with the transaction contemplated hereby in form and substance reasonably satisfactory to the Investors.

“Subsidiary” means any Person (a) in which the Company, directly or indirectly, owns more than 50% of the outstanding voting capital stock or any voting equity or similar interest of such Person or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Company.

“Taxes” has the meaning set forth in Section 4.6(a).

“Trading Day” means (a) a day on which the Common Stock is traded on a Trading Market (other than the OTCBB), or (b) if the Common Stock is not listed or quoted on a Trading Market (other than the OTCBB), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCBB, or (c) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that, in the event that the Common Stock is not listed or quoted as set forth in clauses (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, including the Schedules, Annexes and Exhibits attached hereto, the Notes, the Security Documents, the Fee Letter, the Subordination Agreements, each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by the foregoing, and each other document that identifies itself as a “Transaction Document”.

“Transfer Agent” means Computershare, or any successor transfer agent for the Company.

“VAT” means (a) any tax imposed in compliance with the Israeli VAT Law; or (b) any other consumption or value-added tax (Israeli or other foreign) which may be imposed or levied from time to time.

“Violations” has the meaning set forth in Section 7.1(a).

ARTICLE II

CLOSING

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, (a) Venus USA shall make the Cash Repayment from certain of the CNB Loan Proceeds and, notwithstanding anything to the contrary set forth in the Credit Agreement, the Investors (as the Madryn Lenders under the Credit Agreement) hereby waive all applicable premiums and fees under the Credit Agreement with respect thereto and (b) after giving effect to the Cash Repayment, in exchange for the satisfaction and termination of all remaining Madryn Debt and the payment of the Closing Fee, the Company shall issue the Notes to each Investor, and each Investor shall, severally and not jointly, accept the Notes in the principal amount set forth across from such Investor’s name under the heading “Principal Amount of Note” on the Schedule of Investors, at a price equal to the principal face amount thereof. The date and time of the Closing shall be the same time when the MSPLP Facility (as defined in the Notes) shall close and loans thereunder shall fund on the Closing Date. The Closing shall take place by delivery of the items to be delivered at Closing by facsimile or other electronic transmission.

2.2 Closing Deliverables.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Investor a duly executed Note in the principal amount set forth across from such Investor’s name under the heading “Principal Amount of Note” on the Schedule of Investors.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company (i) a completed and executed Investor Signature Page to this Agreement, (ii) a payoff letter and such lien releases as are reasonably requested by the Company and the other deliveries required under the payoff letter in order to evidence the satisfaction in full of the Credit Agreement and the termination of the security interests and guaranties provided in connection therewith, all in form and substance reasonably satisfactory to the Company and (iii) the CNB Escrow Agreement, in form and substance reasonably satisfactory to the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Obligors. The Obligors hereby represent and warrant to the Investors, as of the date hereof and as of the Closing Date, as follows:

(a) Existence, Qualification, Power. Each Obligor (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept is applicable in the jurisdiction of its incorporation) and where the jurisdiction of its incorporation, or a jurisdiction of its registration, is Israel, is not a designated as a “breaching company” by the Israeli Companies Registrar, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business as described in the SEC Reports and (B) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, including the issuance of the Securities in accordance with the terms of the Transaction Documents and (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (ii)(A) or (iii), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention. The execution, delivery and performance by the Company and each Guarantor of each Transaction Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of any of such Person’s organization documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate, in any material respect, any law (including, without limitation, Regulation U or Regulation X issued by the Federal Reserve Board), except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect. The issuance of the Note Shares has been duly authorized by all necessary action on the part of the Company, and (other than the filing with the SEC of one or more Registration Statements in accordance with Article V, the filing with the SEC of a Form D and any other filings as may be required by state securities agencies, and the filing of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Note Shares and the listing of the Note Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby) no further consent, filing, authorization or action is required from or with any United States federal or state or foreign regulatory authority or governmental body or any Trading Market by the Company.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of this Agreement or any other Transaction Document (including the issuance of the Securities) other than (i) those that have already been obtained and are in full force and effect, (ii) filings to perfect the Liens created by the Transaction Documents, (iii) filings required by applicable state securities laws, (iv) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (v) the filing of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Note Shares and the listing of the Note Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vi) the filing of one or more Registration Statements in accordance with Article V and (vii) any required shareholder approval for an issuance of the Note Shares in excess of the Exchange Cap.

(d) Binding Effect. Each Transaction Document has been duly executed and delivered by the Company and each Guarantor that is party thereto. Each Transaction Document constitutes a legal, valid and binding obligation of the Company and each Guarantor that is party thereto, enforceable against each such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(e) Valid Issuance; Listing Requirements. The Notes and the Guarantees are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than Liens in favor of the Investors or restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of stockholders. Upon issuance or conversion in accordance with the Notes, the Note Shares, when issued, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of stockholders, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company has not been notified by the Trading Market on which the Common Stock is currently listed that the Company is in violation of the listing requirements of the Trading Market and has no knowledge of any facts that would reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Obligors of the Securities shall not have the effect of delisting or suspending the Common Stock from the Trading Market after taking into account Section 3.3 of the Notes.

(f) No Material Adverse Effect. Since September 30, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; provided that no effect to the business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its subsidiaries, taken as a whole, relating to COVID-19 and related measures by any Governmental Authority shall constitute a “Material Adverse Effect” for any purpose hereunder.

(g) [Reserved].

(h) [Reserved].

(i) [Reserved].

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) Margin Regulations; Investment Company Act. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. None of the Obligors is or is required to be registered as an “investment company” under the Investment Company Act of 1940. No Israeli Guarantor or Subsidiary thereof (i) is a “fund”, “trustee” or “fund manager,” each within the meaning of, or is otherwise subject to, the Israeli Joint Investments in Trust Law, (ii) engages in “investment advice,” “investment marketing” or “portfolio management,” each within the meaning of, or is otherwise subject to, the Israeli Investment Services Law; or (iii) engages in the “provision of credit” or provision of “financial services,” each within the meaning of, or is otherwise subject to, the Israeli Financial Services Law.

(n) [Reserved].

(o) [Reserved].

(p) [Reserved].

(q) Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act.

(i) Sanctions Concerns. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company and the Guarantors, any director, officer, employee, agent, representative or Affiliate thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (A) the subject or target of any Sanctions, (B) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (C) located, organized or resident in a Designated Jurisdiction.

(ii) Anti-Corruption Laws. The Company and its Subsidiaries have conducted their business in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Israeli Penal Law, Chapter 9, Part 5 and other similar anti-corruption legislation in such or other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(iii) PATRIOT Act. To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (B) the Act, (C) the Canadian AML Acts and (D) the Israeli Trading with the Enemy Ordinance and the Israeli PMLL and other similar legislation in such or other jurisdictions. Notwithstanding the foregoing, the representations in this Section 3.1(q)(iii) shall not be made by nor apply to any Person organized under the laws of Canada insofar as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

(r) [Reserved].

(s) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the Closing Date (the “SEC Reports”). As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports.

(t) [Reserved].

(u) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2 and their compliance with their agreements contained in the Transaction Documents, no registration under the Securities Act is required for the offer and sale of the Securities by the Obligors to the Investors pursuant to the terms of this Agreement. Subject to limitations contained in the Notes, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market, which, for the avoidance of doubt, as of the Closing Date, is the NASDAQ Global Market.

(v) Registration Rights. Other than as set forth in this Agreement and as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(w) No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in in Section 3.2 and their compliance with their agreements contained in the Transaction Documents, neither the Company, nor any of its affiliates (as defined in Rule 405 of the Securities Act), nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by any Obligor for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x) No General Solicitation. None of the Obligors or any person acting on behalf of any of the Obligors has offered or sold any of the Securities by any form of general solicitation or general advertising. Each Obligor has offered, and may offer, the Securities for sale only to the Investors and other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Accountants. MNP LLP, whose reports on the consolidated financial statements of the Company are filed with the SEC as part of the Company’s most recent Annual Report on Form 10-K filed with the SEC, are and, during the periods covered by their report, were independent registered public accounting firms within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). Deloitte LLP, whose reports on the consolidated financial statements of the Company are filed with the SEC as part of the Company’s most recent Annual Report on Form 10-K filed with the SEC, during the periods covered by their report, were independent registered public accounting firms within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(z) Disqualification Events. None of the Company or any Subsidiary, any of their respective predecessors, any director, executive officer, other officer of the Company or any Subsidiary participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with the Company or any of the Subsidiaries in any capacity at the time of the Closing, any placement agent or dealer participating in the offering of the Notes, any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Notes (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). None of the Obligors is for any other reason disqualified from reliance upon Rule 506 of Regulation D under the Securities Act for purposes of the offer and sale of the Securities.

(aa) Acknowledgment Regarding Investor’s Purchase of Securities. Each Obligor acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company or any of its Subsidiaries, (ii) prior to the issuance and exchange of the Notes, an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) prior to the issuance and exchange of the Notes, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). Each Obligor further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities.

(bb) Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by each Obligor that, except as otherwise specifically set forth in any written agreement between any Obligor and the applicable Investor, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Investors has been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to refrain from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of any Obligor, or “derivative” securities based on securities issued by any Obligor or to hold any of the Securities for any specified term; (ii) no Investor shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Investor may rely on the Company’s obligation to timely deliver Note Shares upon conversion, exercise or exchange, as applicable, of the Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Investors may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Notes are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Notes are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. Each Obligor acknowledges that, except as otherwise specifically set forth in any written agreement between such Obligor and the applicable Investor, such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(cc) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries in connection with the transactions contemplated by the Transaction Documents, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(dd) Security Interest in Collateral. Prior to any assignment by the Investors of the Notes, the provisions of this Agreement and the other Transaction Documents (after giving effect to post-closing obligations) create legal, valid and enforceable Liens on, and security interests in, all of the right, title and interest of the Company and the Guarantors which are organized in the United States in and to all the Collateral owned by the Company or any such Guarantor in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Investors, and upon (i) the making of the filings, recordings and other similar actions specified in the Security Documents, and (ii) the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Secured Obligations (as defined in the Guaranty and Security Agreement), enforceable against the Company, the Subsidiary Guarantors and all third parties, and, except as set forth on Schedule 3.1(dd), having priority over all other Liens on the Collateral.

(ee) No Installment Arrangements. No Israeli Guarantor or other Obligor is party to an installment arrangement (“hesder prisa”) with the Israeli Tax Authority, the National Insurance Institute of Israel (“Bituach Leumi”) or any municipal authority in Israel, and no obligations of such Obligor to any of such entities will be rescheduled, deferred or otherwise paid in instalments or can or will be classified as “Preferred Debts” (“hovot be-din kadima”) under Section 234(a)(5) of the Israeli Insolvency and Economic Rehabilitation Law.

3.2 Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Obligors, as of the date hereof and as of the Closing Date, as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Notes hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Public Sale or Distribution. Such Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal, state and foreign securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that, by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

(c) Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer.

(d) Experience of Such Investor; Risk of Loss. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of its investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. Such Investor acknowledges that it has been furnished with all materials relating to the business, finances and operations of the Obligors and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor has been afforded the opportunity to ask questions to the Obligors and receive answers from representatives of the Obligors concerning the Obligors and the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Obligors’ representations and warranties contained herein or in any other Transaction Document.

(f) No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Obligors are relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(h) Transfer or Resale. Such Investor acknowledges and understands that: (i) the Securities have not been and are not being registered under the Securities Act, any U.S. state securities laws or the laws of any foreign country or other jurisdiction, and may not be offered for sale, sold, assigned or transferred other than pursuant to Section 4.1; and (ii) except as set forth in Article V, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Legends. Such Investor acknowledges and understands that each of the certificates representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend as set forth in Section 4.1(b), which shall only be removed as set forth in Section 4.1(d).

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Each Investor covenants that the Notes shall not be transferred or assigned to any Person, other than an Affiliate of each original Investor, unless the Assignment Conditions and the terms of Section 9.8 are satisfied prior to any such transfer or assignment. Each holder covenants that the Securities will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided, that, the holder provides the Company with reasonable assurances (in the form of a seller representation letter) that the Securities may be sold pursuant to such rule) or Rule 144A (as promulgated under the Securities Act), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor; provided, that, such transfer does not involve a “sale” within the meaning of Section 2(a)(3) of the Securities Act; and provided, further, that, such Affiliate does not request any removal of any existing legends on any certificate evidencing such Securities.

(b) The Investors agree to the imprinting, until no longer required by Section 4.1(d), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES [for Notes, insert: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Additionally, for the Notes, insert: THIS INSTRUMENT IS SUBORDINATED TO ALL INDEBTEDNESS NOW OR HEREAFTER OWING BY THE MAKER TO CITY NATIONAL BANK OF FLORIDA, AS PROVIDED IN THOSE CERTAIN SUBORDINATION OF DEBT AGREEMENTS DATED ON OR ABOUT DECEMBER 9, 2020.

Additionally, for the Notes, insert: THIS INSTRUMENT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 8, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c) [Reserved].

(d) Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) with respect to Notes Shares, following any sale of such Note Shares pursuant to an effective registration statement under the Securities Act, (ii) at the time of any sale pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company and the Transfer Agent to the effect that the Securities can be sold under Rule 144 or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company and the Transfer Agent to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC (the “Staff”)); provided, however, that, the Company shall not be required to remove the restrictive legend on any Note Shares registered on a Registration Statement until the earlier of one year after the issuance of the Notes and such time that the holder intends to sell such Note Shares. The Company will no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (A) a legended certificate representing the applicable Securities and any necessary instruments of transfer and (B) evidence reasonably satisfactory to the Company and its counsel and the Transfer Agent of the occurrence of any of clauses (i) through (iii) above (including any applicable investor and broker representation letters and the delivery of any legal opinion referred to therein, as applicable), deliver or cause to be delivered to such Investor (or a transferee of such Investor, as applicable) a certificate or book-entry (including shares transferred via DWAC or similar methodology by DTC) representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that expand the restrictions on transfer set forth in this Section 4.1(d).

4.2 Use of Proceeds. The Company and its Subsidiaries shall use the net proceeds from the sale of the Notes and the Guarantees to (a) repay a portion of the outstanding amount of the term loans and certain other amounts owing under the Credit Agreement, and (b) pay the Closing Fee to the Investors as set forth in the Fee Letter. None of the Company or any of its Subsidiaries shall use such proceeds in violation of FCPA or OFAC regulations.

4.3 Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date the Notes are issued, issue a press release (the “Press Release”), the contents of which shall be subject to prior review of, and reasonable and timely comments by, the Investors, disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, no later than the fourth (4th) Business Day after the date the Notes are issued, the Company shall file a Current Report on Form 8-K describing all the material terms of this Agreement and the Notes.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.5 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports, or shall rely on an available exemption, relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date and shall provide copies to any Investor who so requests.

4.6 Taxes.

(a) Except as required by applicable law, all payments of principal and interest on the Notes and all other amounts payable under the Transaction Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes, VAT and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding (i) taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (A) imposed by the jurisdiction under which a Recipient is organized or a jurisdiction in which the Recipient conducts business (other than solely as the result of entering into any of the Transaction Documents or taking any action thereunder), or (B) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Investor, its applicable lending office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) U.S. federal or foreign withholding taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest on the Notes pursuant to a law in effect on the date on which such Recipient acquires such interest on the Notes except in each case to the extent that, pursuant to this Section 4.6, amounts with respect to such taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto, (iii) Canadian withholding taxes imposed or assessed solely as a result of (A) such Recipient not dealing at arm’s length with an Obligor within the meaning of the Income Tax Act (Canada) at the time of payment or (B) such Recipient being or not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” of an Obligor (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) at the time of payment and (iv) U.S. federal withholding tax imposed under FATCA (all non-excluded items being called “Taxes”). If any withholding or deduction of any Taxes from any payment by or on account of any obligation of any Obligor hereunder is required in respect of any Taxes pursuant to any applicable law, then the sum payable by the applicable Obligor shall be increased by such additional amount or amounts as is necessary to ensure that the net amount actually received by the applicable Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

(b) The Company or the Guarantors, as applicable, shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Taxes (including Taxes imposed on or attributable to amounts payable under this Section 4.6) payable or paid by such Recipient or required to be withheld or deducted from a payment by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(c) Any Investor that is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Transaction Document shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Investor, at the time or times reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Investor is subject to backup withholding, information reporting requirements, or withholding under FATCA. Each Investor that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code (each such Investor a “Foreign Investor”) shall execute and deliver to the Company on or prior to the date that such Investor becomes a party hereto (and from time to time thereafter upon the reasonable request of the Company), one or more (as the Company may reasonably request) duly completed and executed copies of United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by the Company certifying as to such Investor’s entitlement to any available exemption from or reduction of withholding or deduction of taxes. Each Investor that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall execute and deliver to the Company on or prior to the date such Investor becomes a party hereto (and from time to time thereafter upon the reasonable request of the Company), one or more (as the Company may reasonably request) duly completed and executed copies of United States Internal Revenue Service Form W-9 certifying that such Investor is not subject to United States backup withholding. The Company shall not be required to pay additional amounts to any Investor pursuant to this Section 4.6 with respect to taxes attributable to the failure of such Foreign Investor to comply with this paragraph or Section 4.6(d).

(d) Each Investor agrees that if any form or certification it previously delivered pursuant to this Section 4.6 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Company of its inability to do so.

(e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.6 (including by the payment of additional amounts pursuant to this Section 4.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 4.6 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.6(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority in the event that such indemnified party is required to repay such refund to such Governmental Authority). Notwithstanding anything to the contrary in this Section 4.6(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.6(e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had never been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(f) VAT.

(i) All amounts expressed in any Transaction Document to be payable by an Israeli Guarantor or other Obligor are deemed to be exclusive of any VAT which is chargeable on the payment of such amount, which VAT shall be the responsibility of the payor.

(ii) Where any Transaction Document requires an Israeli Guarantor or other Obligor to reimburse or indemnify another Person for any cost or expense, such Israeli Guarantor or other Obligor shall reimburse or indemnify (as the case may be) the Person for the full amount of such cost or expense, including such part thereof as represents VAT.

(iii) An Israeli Guarantor or any other Obligor shall promptly, upon request, provide the Collateral Agent or Investor, as the case may be, details of the Israeli Guarantor’s or other Obligor’s VAT registration and such other information as is reasonably requested in connection with any applicable VAT reporting requirements or demands made upon the Collateral Agent or Investor.

4.7 Israeli Security Matters. Within 120 calendar days following the Closing Date, the Company and the Israeli Guarantor shall (i) create and timely perfect the Investors’ security interest on their Israeli assets and/or equity interests granted as collateral pursuant to the Transaction Documents, and (ii) duly apply (A) to the Israeli Companies Registrar, within 21 days of the date of creation of those security interests, to ensure registration of such security interests by the Companies Registrar with effect as of creation of the security interests, (B) to the Israeli Patents Authority to ensure registration of such security interests in patents or patent applications within 21 days of the date of creation of those security interests, and (C) to the Israeli Pledges Registrar to ensure registration of security interests created by any other Obligor in any shares or other equity interests issued by any Israeli Guarantor.

4.8 Canadian Security Matters. Within 120 calendar days following the Closing Date, the Company and the Venus Canada shall create and perfect the Investors’ security interest on their Canadian assets and/or equity interests granted as collateral pursuant to the Transaction Documents.

ARTICLE V

REGISTRATION RIGHTS

5.1 Resale Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as reasonably practicable, but in no event later than the Filing Deadline, file with the SEC, an initial Registration Statement on Form S-3 or such other form under the Securities Act as is then available to the Company, providing for the resale from time to time by the Investors of at least the number of Registrable Securities equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC. Notwithstanding anything to the contrary contained herein, the Filing Deadline with respect to any Registration Statement shall be automatically extended by a number of days necessary to address any comments to such Registration Statement by any Investor’s counsel, which comments have required that the Company not file such Registration Statement as set forth in clause (B) of Section 5.1(c)(iii). Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except as otherwise directed by the Investors) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Annex B. The Company agrees to use reasonable efforts to cause the initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, to be declared effective by the SEC as soon as practicable following such filing. The Company shall promptly, and in any event within three (3) Trading Days, notify the Investors of the effectiveness of a Registration Statement.

(b) [Reserved].

(c) Related Obligations. The Company shall use reasonable efforts to effect the registration of all the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(i) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities (but in no event later than the applicable Filing Deadline) and use reasonable efforts to cause such Registration Statement to become effective as soon as practicable after such filing. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (A) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 5.1(g)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by legal counsel for the Company, or (B) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the SEC, within five (5) days after the Staff advises the Company (orally or in writing, whichever is earlier) that the Staff either will not review a particular Registration Statement or has no further comments on such Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

(ii) Subject to Section 5.1(c)(xiv), the Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the registration of all Registrable Securities of the Company required to be covered by such Registration Statement until the completion of the applicable Registration Period; provided, however, that, by 5:30 p.m. (New York time) on or prior to the fifth (5th) Business Day immediately following the effective date of each Registration Statement, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 5.1(c)(ii)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on or prior to the third (3rd) Trading Day following the date on which the Exchange Act report is filed with the SEC which created the requirement for the Company to amend or supplement such Registration Statement.

(iii) The Company shall (A) permit one legal counsel in the aggregate for the Investors to review and comment upon (1) each Registration Statement that includes the name, or otherwise identifies, any Investor as a “Selling Stockholder” with respect to securities registered for sale pursuant to such Registration Statement at least five (5) days prior to its filing with the SEC and (2) all amendments and supplements to each Registration Statement that includes the name, or otherwise identifies, any Investor as a “Selling Stockholder” with respect to securities registered for sale pursuant to such Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto, in each case, referred to in clause (A) above, in a form to which legal counsel for the Investors reasonably objects in a timely manner; provided however, that, in the event of such objection, the Company shall have no liability to any Investor for the resulting failure to timely file the Registration Statement. The Company shall reasonably cooperate with legal counsel for the Investors in performing the Company’s obligations pursuant to this Section 5.1(c)(iii).

(iv) The Company shall promptly furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (A) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to such Registration Statement, to the extent that such comments relate to the “Selling Stockholders” or the “Plan of Distribution”, (B) upon request, after the same is prepared and filed with the SEC, a reasonable number of copies of such Registration Statement and any amendment(s) and supplement(s) thereto, including, if so requested, the financial statements and schedules filed therewith, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (C) upon request, upon the effectiveness of such Registration Statement, two (2) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request from time to time), and (D) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(v) The Company shall use reasonable efforts to (A) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by any Registration Statement under such other securities or “blue sky” laws of jurisdictions in the United States as shall be reasonably appropriate for the distribution of the Registrable Securities covered by such Registration Statement, (B) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the

Registrable Securities for sale in such jurisdictions; provided, however, that, the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(c)(v), (2) subject itself to general taxation in any such jurisdiction, or (3) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(vi) The Company shall promptly notify each Investor in writing when a prospectus or any prospectus supplement or post-effective amendment relating to a Registration Statement has been filed, when a Registration Statement or any post-effective amendment thereto has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail no later than one (1) Business Day following the date of such effectiveness or by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment thereto will be reviewed by the SEC. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto. If the Company receives SEC comments which challenge the right of an Investor to have its Registrable Securities included in a Registration Statement without being deemed an underwriter thereunder, the Company shall, in discussions with and responses to the SEC, use reasonable efforts and time to cause as many Registrable Securities as possible to be included in such Registration Statement without characterizing any Investor as an underwriter and in such regard use reasonable efforts to cause the SEC to permit the affected Investors or their respective counsel to reasonably participate in SEC conversations on such issue together with Company Counsel, and timely convey relevant information concerning such issue with the affected Investors or their respective counsel. In no event may the Company name any Investor as an underwriter without such Investor’s prior written consent.

(vii) The Company shall (A) use reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and (B) notify each Investor who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(viii) The Company shall hold in confidence and not make, without the consent of such Investor, any disclosure of confidential information concerning an

Investor provided to the Company unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required to be disclosed in a Registration Statement pursuant to the Securities Act, (C) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (D) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor to undertake, at its expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information. For the avoidance of doubt, nothing contained in this Section 5.1(c)(viii) shall obligate the Company to withhold disclosure in contravention of any deadline imposed by any court or governmental body of competent jurisdiction.

(ix) Without limiting any obligation of the Company under this Agreement, the Company shall use reasonable efforts to cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. In addition, the Company shall cooperate with each Investor and any broker or dealer through which any such Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.1(c)(ix).

(x) [Reserved].

(xi) [Reserved].

(xii) [Reserved].

(xiii) Within two (2) Business Days after the date on which a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, or shall cause legal counsel for the Company to deliver, to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement upon request by any such Investor) written confirmation that such Registration Statement has been declared effective by the SEC.

(xiv) Notwithstanding anything to the contrary herein, at any time after the date on which a particular Registration Statement is declared effective by the SEC, the Company may suspend the use of any prospectus for sales of Registrable Securities under such Registration Statement or delay the disclosure of any material non-public information or pending development concerning the Company or any of its Subsidiaries for a specified period if the disclosure of such information or development during such period would be materially detrimental, in the good faith opinion of the Company’s board of directors or any named executive officer of the Company, to the Company (a “Grace Period”), provided, that, the Company shall promptly notify the Investors in writing of the (A) existence of material non-public information or pending development (without disclosing the nature of such information or development) giving rise to a Grace Period and the date on which such Grace Period will begin and (B) date on which such Grace Period ends, provided, further, that, (1) such Grace Period shall not exceed sixty (60) consecutive days, (2) during any three hundred sixty five (365) day period, all Grace Periods occurring during such period shall not exceed an aggregate of one hundred twenty (120) days, (3) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period, and (4) no Grace Period may exist during the forty-five (45) day period immediately following the effective date of such Registration Statement (provided, that, such forty-five (45) day period shall be extended by the number of days during such period and any extension thereof contemplated by this proviso during which such Registration Statement is not effective or the prospectus contained therein is not available for use) (each Grace Period satisfying each of the conditions in the foregoing clauses (1), (2), (3) and (4), an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Company delivers to the Investors the notice referred to in clause (A) above and shall end on and include the earlier of (x) the date stated in the notice referred to in clause (B) above as the end of such Grace Period or (y) to the extent considered appropriate by the Company in its sole discretion, such earlier date as to which the Company may advise the Investors in writing after the Company’s provision of the notices described above. The provisions of Section 5.1(c)(vi) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 5.1(c)(vi) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

(d) Obligations of the Investors. Each Investor shall furnish to the Company such information regarding itself and the Persons who control such Investor, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement. Each Investor agrees to provide the Company with such information within three (3) Business Days of any such request by the Company.

(e) Expenses of Registration. All expenses incurred in connection with any Registration Statement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses incurred by the Company, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company; provided, however, that, in the event the Company is required to file an amendment or supplement to any Registration Statement to identify an assignee of Registrable Securities as a “Selling Stockholder” in such Registration Statement, then, except with respect to the first transfer by the Investor of Registrable Securities to an assignee that is (or the first series of substantially concurrent transfers of Registrable Securities by the Investors to assignees that are) either (i) an “affiliate” (as defined in Rule 144) of an Investor or (ii) a limited partner of an Investor or an “affiliate” (as defined in Rule 144) of any such limited partner, such assignee shall pay any such expenses incurred in connection therewith.

(f) Sufficient Number of Shares Registered. Subject to Section 5.1(g), in the event the number of shares available under any Registration Statement during the applicable Registration Period is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 5.1(h), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than thirty (30) days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use reasonable efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC. Subject to Section 5.1(g), for purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the applicable Registration Statement is less than the Required Registration Amount as of such time. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion, amortization and/or redemption of the Notes (and such calculation shall assume that (A) the Notes are then convertible in full into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) and (B) the initial outstanding principal amount of the Notes remains outstanding through the scheduled Maturity Date (as defined in the Notes) and no redemptions of the Notes occur prior to the scheduled Maturity Date (except to the extent redemptions of the Notes have actually occurred on or prior to such date).

(g) Offering. Notwithstanding anything to the contrary contained in this Agreement, in the event the Staff or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Investors until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors); provided, that, with respect to such pro rata portion allocated to any Investor, such Investor may elect the allocation of such pro rata portion among the Registrable Securities of such Investor. In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof.

(h) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee or assignee (as the case may be) that becomes an Investor shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be.

(i) No Inclusion of Other Securities. The Company shall in no event include any securities other than Registrable Securities on any Registration Statement filed in accordance herewith without the prior written consent of the Investors.

5.2 Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable the Investors to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Investor, the Company will deliver to the Investors a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

5.3 Notification. As promptly as practicable, each Investor of Registrable Securities shall notify the Company when all of such Investor’s Registrable Securities have been sold.

ARTICLE VI

CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to purchase the Notes at the Closing is subject to the satisfaction, unless waived in writing by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Obligors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

(b) Performance. Each Obligor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Approvals. Each Obligor shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, all of which shall be and remain so long as necessary in full force and effect (other than the filing with the SEC of one or more Registration Statements in accordance with Article V, the filing with the SEC of a Form D and any other filings as may be required by state securities agencies, and the filing of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Note Shares and the listing of the Note Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby).

(d) MSPLP Facility. The MSPLP Facility (as defined in the Notes) shall have closed and loans thereunder shall have funded.

(e) Absence of Litigation. Other than as disclosed in the SEC Reports, there shall not exist (i) any action, suit or proceeding pending in any court or before an arbitrator or Governmental Authority that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or (ii) to the knowledge of any Responsible Officer of the Company or any Subsidiary, any governmental investigation pending or threatened or any action, suit or proceeding threatened in any court or before an arbitrator or Governmental Authority, in each case, that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(f) Transaction Documents. Receipt by the Investors of executed counterparts of the Transaction Documents, each properly executed by a Responsible Officer of the signing Obligor and each other party to such documents, in each case in form and substance reasonably satisfactory to the Investors.

(g) Material Adverse Effect. There shall not have occurred a material adverse change since September 30, 2020 in the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole; provided that no effect to the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole, relating to COVID-19 and related measures by any Governmental Authority shall constitute a “material adverse effect” for any purpose hereunder.

(h) Credit Agreement. Delivery by the Company of evidence satisfactory to the Investors that all of the existing obligations under the Credit Agreement (other than contingent indemnification obligations and other obligations which, by their express terms, survive the termination of the Credit Agreement), have been (or contemporaneously with the Closing Date, shall be) repaid in full or cancelled and all security interests related thereto shall be released on the Closing Date.

(i) Funds Flow; Prepayment and Closing Fee. The Investors shall have received a funds flow demonstrating in reasonable detail the transactions to occur on the Closing Date. The Investors shall have received (i) in cash (A) a prepayment of the outstanding principal amount of the term loans under the Credit Agreement of $42,500,000, and (B) any accrued and unpaid interest under such term loans through the Closing Date and (ii) the Closing Fee, which will be paid in Notes and included in the aggregate principal amount of Notes to be issued at Closing, as set forth in the Fee Letter.

(j) Officer’s Closing Certificate. The Company shall have delivered to the Investors a certificate executed by a Responsible Officer of the Company (i) certifying the fulfillment of the conditions specified in Sections 6.1(a) through (e) and Section 6.1(g) and (ii) attaching certified true and correct copies of all principal transaction documents executed in connection with the MSPLP Facility and the ABL Facility (in each case, as defined in the Notes).

(k) Officer’s Certificate. Each Obligor shall have delivered to the Investors a certificate executed by a Responsible Officer of such Obligor, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of such Obligor approving the transactions contemplated hereby, (ii) the articles of incorporation (or a similar constituent document) of such Obligor, as in effect on the Closing Date, (iii) the bylaws (or a similar constituent document) of such Obligor, as in effect on the Closing Date, (iv) the good standing (or its equivalent) of such Obligor not more than thirty (30) days prior to the Closing Date, and (v) the authority and incumbency of the officers of such Obligor executing the Transaction Documents.

(l) Perfection and Priority of Liens. Other than as set forth in Sections 4.7 and 4.8, receipt by the Investors of the following:

(i) searches of Uniform Commercial Code or PPSA filings (or the equivalent) in the jurisdiction of formation of each Obligor or where a filing would need to be made in order to perfect the Investors’ security interest in the collateral granted pursuant to the Transaction Documents, and copies of the financing statements (or the equivalent) on file in such jurisdictions;

(ii) Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary, in the Investors’ sole discretion, to perfect the Investors’ security interest in the collateral granted pursuant to the Transaction Documents;

(iii) PPSA financing statements filed under the PPSA for each appropriate jurisdiction as is necessary, in the Investors’ sole discretion, to perfect the Investors’ security interest in the collateral granted pursuant to the Transaction Documents; provided, however, that the creation and perfection of any security interests on foreign assets and/or equity interests shall not be a condition to Closing, and may instead be completed within 120 days following Closing;

(iv) all certificates evidencing any certificated equity interests pledged to the Investors pursuant to any Transaction Document, together with duly executed in blank and undated stock powers attached thereto; provided, however, that the creation and perfection of any security interests on foreign assets and/or equity interests shall not be a condition to Closing, and may instead be completed within 120 days following Closing;

(v) searches of ownership of, and Liens on, the intellectual property rights of each Obligor in the appropriate governmental offices in Israel, Canada and the United States;

(vi) duly executed notices of grant of security interest in the form required by the applicable Transaction Document(s) as are necessary, in the Investors’ sole discretion, to perfect the Investors’ security interest in the intellectual property rights of the Obligors; provided, however, that the creation and perfection of any security interests on foreign assets and/or equity interests shall not be a condition to Closing, and may instead be completed within 120 days following Closing; and

(vii) to the extent required to be delivered pursuant to the terms of the Transaction Documents, all stock certificates possession of any of the Obligors, together with allonges or assignments as may be necessary or appropriate to perfect the Investors’ security interest in such stock certificates granted pursuant to the Transaction Documents

6.2 Conditions Precedent to the Obligations of the Obligors. The obligation of the Obligors to sell the Securities at the Closing is subject to the satisfaction or waiver by the Obligors, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

(b) Deliverables. The Investors shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Investors shall have delivered to the Company those items required by Section 2.2(b).

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification.

(a) To the fullest extent permitted by law, Obligors will, and hereby do, indemnify, hold harmless and defend each Investor and each of its directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened in writing (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any breach of the representations, warranties, covenants or agreements made by any of the Obligors in this Agreement or in the other Transaction Documents, (ii) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 7.1(c), the Obligors shall reimburse the Indemnified Persons for any reasonable and documented legal fees of one counsel or other reasonable and documented out-of-pocket expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7.1(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of, or inclusion in, any Registration Statement or any such amendment thereof or supplement thereto, (B) shall not be available to a particular Investor to the extent such Claim is based on a failure of such Investor to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was made available by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors and (C) shall not be available to the extent that such Claims are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors.

(b) To the fullest extent permitted by law, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7.1(a), each Obligor, each of its directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls any Obligor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of, or inclusion in, (i) a Registration Statement or any such amendment thereof or supplement thereto or (ii) any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC); and, subject to Section 7.1(c) and the below provisos in this Section 7.1(b), such Investor will reimburse an Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, that, the indemnity agreement contained in this Section 7.1(b) and the agreement with respect to contribution contained in Section 7.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, provided, further, that, such Investor shall be liable under this Section 7.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 7.1 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7.1, deliver to the applicable indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, with the written consent of the Company if the Company is not the indemnifying party, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, that, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided, further, that, in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Indemnified Persons or Indemnified Parties (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party or Indemnified Person (as the case may be). Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 7.1, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject pursuant to the law.

7.2 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7.1 to the fullest extent permitted by law; provided, however, that: (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7.1; (b) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to a Registration Statement. Notwithstanding the provisions of this Section 7.2, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 7.1(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

ARTICLE VIII

COLLATERAL AGENT

8.1 Appointment. Each of the Investors hereby irrevocably appoints the Collateral Agent as its agent, and for purposes of acquiring, holding and enforcing any and all Liens which are governed by Israeli law, as its trustee, and authorizes the Collateral Agent to take such actions on its behalf, including execution of the other Transaction Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto.

8.2 Duties. The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default (as defined in the Notes) has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Transaction Documents that the Collateral Agent is required to exercise in writing as directed by the Required Holders (as defined in the Notes), and (c) except as expressly set forth in the Transaction Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the entity serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or an Investor, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Transaction Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in any Transaction Document. The entity serving as the Collateral Agent may generally engage in any kind of business with the Company or any Subsidiary of the Company or other Affiliate thereof as if it were not the Collateral Agent hereunder. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.3 Sub-Agents. The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent.

8.4 Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Investors and the Company. Upon any such resignation, the Required Holders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Investors, appoint a successor Collateral Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

ARTICLE IX

MISCELLANEOUS

9.1 Termination. This Agreement, subject to Section 9.11, shall terminate and have no further force or effect (a) upon any repayment, conversion or redemption of the Notes in full in accordance with the terms thereof or (b) if Closing does not occur on or prior to December 31, 2020.

9.2 Fees and Expenses. The Obligors shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Investors and the Collateral Agent (including the fees, charges and disbursements of one counsel in the aggregate for all Investors and the Collateral Agent), in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and (ii) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Transaction Documents and (b) all reasonable and documented out-of-pocket expenses incurred by the Investors and the Collateral Agent (including the fees, charges and disbursements of one counsel in the aggregate for all Investors and the Collateral Agent), in connection with the enforcement or protection of their rights (i) in connection with this Agreement and the other Transaction Documents, including their rights under this Section 9.2 or (ii) in connection with the Notes, including all such out-of-pocket expenses incurred during any arbitration, dispute resolution, workout, restructuring or negotiations in respect of such Notes.

9.3 Confidentiality. Each of the Investors agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates or to its and such Affiliates’ respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors or representatives in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be instructed to keep such

Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or such Person’s Affiliates or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors or representatives of such Person or of such Person’s Affiliates (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other original Investor signatory hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) upon the prior written consent of the Company, to any prospective assignee of any of an Investor’s rights and obligations under this Agreement which agrees to be bound by the confidentiality provisions set forth in this Section 9.3, (g) on a confidential basis to (i) any rating agency in connection with rating any Obligor or its Subsidiaries or any of the Securities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to any of the Securities, (h) with the consent of the Company, (i) to the members of its investment committee and its limited partners in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.3 or (y) becomes available to the Investors or any of their respective Affiliates on a nonconfidential basis from a source other than the Obligors. Each of the Investors, any permitted assignee and any Affiliate of such Investor agrees not to transact in the securities of the Company on the basis of any Information provided by the Company to the extent and for so long as such Information remains material non-public information.

9.4 Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by email and by deposit with a nationally recognized courier service and shall be deemed given and effective on the earliest of (a) the Trading Day such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given, if such notice or communication is delivered at the address specified in this Section 9.5 prior to 6:30 p.m. (New York City time) on a Trading Day, or (b) the next Trading Day after the date of delivery, if such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given at the address specified in this Section 9.5 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day. The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by any such Person.

9.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Obligors, the

Collateral Agent and the Investors holding more than 50% of the outstanding principal amount of the Notes or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. A reference to a provision of law is a reference to that provision as amended or reenacted and any reference to any law shall include all rules and regulations promulgated pursuant to such law. Any reference to a law, unless the context requires otherwise, shall refer also to any applicable treaty, rule, official directive, request or guideline of any governmental, fiscal, monetary or regulatory body, agency, department or regulatory, self-regulatory or other authority or organization, whether or not having the force of law.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No Obligor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors holding more than 50% of the outstanding principal amount of the Notes; provided, however, that, this Agreement shall be assigned to any corporation or association into which such Obligor may be merged or converted or with which it may be consolidated, and any corporation, association or other similar entity resulting from any such merger, conversion or consolidation shall be a party hereto without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties to this Agreement, anything herein to the contrary notwithstanding. Any Investor may assign its rights under this Agreement to any Person to whom such investor assigns or transfers any Registrable Securities, but unless the Assignment Conditions have been satisfied, no Investor may assign its rights under this Agreement in connection with any transfer or assignment of the Notes, other than to an Affiliate of such Investor. In addition to the Assignment Conditions, prior to any assignment of this Agreement, (a) such transferor shall have agreed in writing with the transferee or assignee to assign such rights, and a copy of such agreement shall be furnished to the Company after such assignment, (b) the Company shall have been furnished with written notice of the name and address of such transferee or assignee, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee shall be restricted, as applicable, under the Securities Act and applicable state securities laws, (d) such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

9.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.10 Governing Law; Venue; Waiver of Jury Trial. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The Obligors and the Investors hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute brought by any Obligor or any Investor hereunder, in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding brought by any Obligor or any Investor, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Obligors and the Investors hereby waive all rights to a trial by jury.

9.11 Survival. Notwithstanding Section 9.1(a) above, Sections 4.1, 4.4, 4.6, 7.1, 7.2, 9.2, 9.3 9.10, 9.15 and 9.16 and Article V shall survive the termination of this Agreement upon repayment, conversion or redemption of the Notes in full.

9.12 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.14 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined for such purpose as an additional party in any action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition).

9.15 CNB Escrow Agreement. The Collateral Agent and the Investors agree not to (a) take any affirmative action to cause the CNB Escrow Agreement to cease to be in full force and effect prior to the first anniversary of the issuance of the Notes and (b) amend, restate, supplement or otherwise modify the CNB Escrow Agreement in any respect without the prior written consent of the Obligors (such prior written consent not to be unreasonably withheld, conditioned or delayed). This Section 9.15 shall no longer apply if City National Bank of Florida has agreed in writing to release the Collateral Agent and the Investors from the CNB Escrow Agreement prior to the first anniversary of the issuance of the Notes.

9.16 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, then the relevant Obligor shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to such Obligor of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities, but without any requirement to post a bond (unless required by the Transfer Agent, in which case the cost of such bond shall be paid by the relevant Obligor).

9.17 USA PATRIOT Act and Canadian AML Act Notice. Each Investor that is subject to the Act (as hereinafter defined), the Canadian AML Acts or the Israeli PMLL hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Canadian AML Acts and the Israeli PMLL, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors, information concerning its direct and indirect holders of equity interests and other Persons exercising control over it, and its and their respective directors and officers, and other information that will allow such Investor to identify the Obligors in accordance with the Act, the Canadian AML Acts and the Israeli PMLL. The Obligors shall, promptly following a request by any Investor, provide all documentation and other information that such Investor reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, the Canadian AML Acts and the Israeli PMLL.

9.18 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Transaction Document, the interest (actual or deemed) paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (including without limitation, the Criminal Code (Canada)) (the “Maximum Rate”).

If the Collateral Agent or any Investor shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Collateral Agent or an Investor exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations under the Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Securities Exchange and Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENUS CONCEPT INC., as Company

By:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

Address for Notice:

Venus Concept Inc.
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
Email: dom@venusconcept.com; mmandarello@venusconcept.com

VENUS CONCEPT CANADA CORP., as Guarantor

By:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

Address for Notice:

Venus Concept Canada
c/o Venus Concept Inc.
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
Email: dom@venusconcept.com; mmandarello@venusconcept.com

[OBLIGORS SIGNATURE PAGE]

VENUS CONCEPT LTD., as Guarantor

By:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

Address for Notice:

Venus Concept Ltd.
c/o Venus Concept Inc.
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
Email: dom@venusconcept.com; mmandarello@venusconcept.com

VENUS CONCEPT USA INC., as Guarantor

By:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

Address for Notice:

Venus Concept USA Inc.
c/o Venus Concept Inc.
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
Email: dom@venusconcept.com; mmandarello@venusconcept.com

[OBLIGORS SIGNATURE PAGE]

MADRYN HEALTH PARTNERS, LP, as Collateral Agent

By: MADYN HEALTH ADVISORS, LP,
Its: General Partner

By: MADRYN HEALTH ADVISORS GP, LLC,
Its: General Partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Managing Partner
Address: 140 East 45th Street, 15th Floor
New York, NY 10017
Email Address: aamin@madrynlp.com

[COLLATERAL AGENT SIGNATURE PAGE]

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Securities Exchange and Registration Rights Agreement dated as of December 8, 2020 (the “Exchange Agreement”), by and among Venus Concept Inc., a Delaware corporation, the Guarantors (as defined therein), the Collateral Agent (as defined therein) and the Investors (as defined therein), as to the principal amount of Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Exchange Agreement or counterparts thereof.

Name of Investor:

MADRYN HEALTH PARTNERS, LP

By: MADYN HEALTH ADVISORS, LP,
Its: General Partner

By: MADRYN HEALTH ADVISORS GP, LLC,
Its: General Partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Managing Partner
Address: 140 East 45th Street, 15th Floor
New York, NY 10017
Email Address: aamin@madrynlp.com

Delivery Instructions (if different from above):

c/o:

Address:

Telephone No.:

Facsimile No.:

Other Special

Instructions:

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Securities Exchange and Registration Rights Agreement dated as of December 8, 2020 (the “Exchange Agreement”), by and among Venus Concept Inc., a Delaware corporation, the Guarantors (as defined therein), the Collateral Agent (as defined therein) and the Investors (as defined therein), as to the principal amount of Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Exchange Agreement or counterparts thereof.

Name of Investor:

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP

By: MADYN HEALTH ADVISORS, LP,
Its: General Partner

By: MADRYN HEALTH ADVISORS GP, LLC,
Its: General Partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Managing Partner
Address: 140 East 45th Street, 15th Floor
New York, NY 10017
Email Address: aamin@madrynlp.com

Delivery Instructions (if different from above):

c/o:

Address:

Telephone No.:

Facsimile No.:

Other Special

Instructions:

ANNEX A

SCHEDULE OF INVESTORS

Name and Address of Investor	Principal Amount of Note (A+B)	Aggregate Exchange Amount (A)	Closing Fee (B)
MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP	$16,817,919.64	$15,809,919.64	$1,008,000.00
140 East 45th Street, 15th Floor New York, NY 10017 MADRYN HEALTH PARTNERS, LP	$9,877,190.90	$9,285,190.90	$592,000.00
140 East 45th Street, 15th Floor New York, NY 10017

TOTAL:	$26,695,110.54	$25,095,110.54	$1,600,000.00

ANNEX B

“SELLING STOCKHOLDERS” / “PLAN OF DISTRIBUTION”

SCHEDULE 3.1(dd)

1.	UCC Financing Statements

2.	Liens granted pursuant to the MSPLP Facility and the Loan Documents (as defined in the MSPLP Facility).

3.	Liens granted pursuant to the ABL Facility, and the Loan Documents (as defined in the ABL Facility).

EXHIBIT A

FORM OF THE NOTE

EXHIBIT B

FORM OF THE GUARANTY AND SECURITY AGREEMENT